Exhibit 16

APPENDIX B

John Hancock Sovereign Bond Fund

POWER OF ATTORNEY

I do hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Thomas Dee, Ariel Ayanna, Harsha Pulluru, and Sarah M. Coutu, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Sovereign Bond Fund (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Combination

Active Bond Fund, a series of John Hancock Funds II, into

John Hancock Bond Fund, a series of the Trust

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 8th day of December.

Name	Signature	Title

Charles L. Bardelis	/s/Charles L. Bardelis	Trustee

James R. Boyle	/s/James R. Boyle	Trustee

Craig Bromley	/s/Craig Bromley	Trustee

Peter S. Burgess	/s/Peter S. Burgess	Trustee

William H. Cunningham	/s/William H. Cunningham	Trustee

Grace K. Fey	/s/Grace K. Fey	Trustee

Theron S. Hoffman	/s/Theron S. Hoffman	Trustee

Deborah C. Jackson	/s/Deborah C. Jackson	Trustee

Hassell H. McClellan	/s/Hassell H. McClellan	Trustee

James M. Oates	/s/James M. Oates	Trustee

Steven R. Pruchansky	/s/Steven R. Pruchansky	Trustee

Gregory A. Russo	/s/Gregory A. Russo	Trustee

Warren A. Thomson	/s/Warren A. Thomson	Trustee